EXHIBIT 23(j)(2)



                                [SA&B Letterhead]






                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP





We consent to the reference to our firm under the heading LEGAL COUNSEL in the statement of additional information included in Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A for the Kelmoore Strategy(R) Variable Trust (File No. 333-88877). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP





         /s/ Stephen E. Roth
         -------------------------------
         Stephen E. Roth

Washington, D.C.
April 27, 2004